UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2006

RASER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

UTAH	0-306567	87-0638510
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(801) 765-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 27, 2006, Raser Technologies, Inc. (the “Company”) and Patrick J. Schwartz entered into a one-year Employment Agreement (the “Employment Agreement”) with the following material terms relating to Mr. Schwartz’s employment with the Company:

•	Annual base salary that shall not be less than $185,000;

•	Bonus payments as determined by the Company’s Board of Directors and its compensation committee, which bonus payments shall be dependent upon the Company’s performance;

•	Upon six months of services, in the event of the termination of Mr. Schwartz’s employment, payment to Mr. Schwartz of a severance payment equal to the sum of six months salary.

Following the initial one-year term of the Employment Agreement, Mr. Schwartz will be an at-will employee and the employment relationship may be terminated by either party at any time.

Mr. Schwartz, 52, will serve as the Company’s President. The full text of the Employment Agreement is attached hereto as Exhibit 10.16 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information provided in Item 1.01 above is incorporated herein by reference.

Mr. Schwartz is currently a member of the board of directors of Evolution Academy, LLC, a start-up company that Mr. Schwarz co-founded and acted as Chief Operating Officer from 2002 to 2006. From 1999 to 2002, Mr. Schwartz took a three-year sabbatical to serve as a mission president for the Church of Jesus Christ of Latter-day Saints. Prior to 1999, Mr. Schwarz was an executive with Huntsman Corporation (“Huntsman”) for more than 20 years. During 1998, Mr. Schwartz was responsible for Huntsman’s global Styrenics business, with annual revenues in excess of $1 billion. From 1996 to 1998, Mr. Schwartz was the Acting Managing Director of the Southeast Asian joint-venture of Huntsman. Prior to the Asian assignment, Mr. Schwartz was Managing Director in charge of Huntsman’s European operations.

In connection with the execution of the Employment Agreement, Mr. Schwartz was granted stock options exercisable for 250,000 shares of the Company’s common stock (the “Shares”) with an exercise price of $8.98 per share and subject to the following vesting schedule: 25,000 Shares will vest upon execution of the Employment Agreement, 45,000 Shares shall vest on a monthly pro rata basis for the first year of the Employment Agreement, and 45,000 of the remaining Shares shall vest on each of the first four anniversary dates of the Employment Agreement.

Item 7.01. Regulation FD Disclosure

On June 28, 2006, the Company issued a press release announcing the appointment of Mr. Schwarz as the new President of the Company. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Act, as amended, but is instead “furnished” in accordance with that instruction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.16	Employment Agreement, dated June 27, 2006, between the registrant and Patrick J. Schwartz

99.1	Press Release, dated June 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2006

Raser Technologies, Inc.

By:	/s/ William Dwyer
Name:	William Dwyer
Title:	Chief Financial Officer

Exhibit No.	Description
10.16	Employment Agreement, dated June 27, 2006, between the registrant and Patrick J. Schwartz

99.1	Press Release dated June 28, 2006